                                                                EXHIBIT 4(a)(ii)

                           WAIVER AND AMENDMENT NO. 1
                                       TO
            2001 AMENDED AND RESTATED NOTE PURCHASE AGREEMENT (1996)


         This Waiver and Amendment No. 1 ("Amendment"), dated as of December 7, 2001, is among THC SYSTEMS, INC. (the "Company"), ONEIDA LTD., a New York corporation (the "Guarantor"), ALLSTATE INSURANCE COMPANY ("Allstate"), ALLSTATE LIFE INSURANCE COMPANY ("Allstate Life") and PACIFIC LIFE INSURANCE COMPANY (together with Allstate and Allstate Life, the "Purchasers") under the 2001 Amended and Restated Note Agreement referred to below among the Company, the Guarantor and the Purchasers.

                                 R E C I T A L S

         A. The Company, the Guarantor and the Purchasers are parties to the 2001 Amended and Restated Note Agreement dated as of May 1, 2001 entered into in connection with $35,000,000 principal amount of Senior Notes due May 31, 2005 (the "Note Agreement").

         B. The Company and the Guarantor have advised the Purchasers that (i) its Consolidated Interest Coverage Ratio for the Fiscal Quarter ended October 27, 2001 is 2.04 to 1.0, in violation of Section 7.12(a) of the Note Agreement which required a Consolidated Interest Coverage Ratio of not less than 2.20 to 1.0, and (ii) its Consolidated Leverage Ratio for the Fiscal Quarter ended October 27, 2001 is 5.42 to 1.0 in violation of Section 7.12(b) of the Note Agreement which required a Consolidated Leverage Ratio of not more than 4.45 to 1.0.

         C. The Company and the Guarantor have requested that the Purchasers waive the Events of Default arising out of the Company's and the Guarantor's failure to comply with Sections 7.12(a) and (b) of the Note Agreement for the Fiscal Quarter ended October 27, 2001, and amend the Note Agreement to allow certain Foreign Subsidiaries to pledge their assets as collateral security for foreign lines of credit.

         D. The Purchasers are willing to grant the waiver requested by the Company and the Guarantor, provided the Note Agreement is amended, among other things, (i) to increase the Applicable Margin used in determining interest rates under the Note Agreement and the Notes, together with certain other provisions therein, (ii) to require Kenwood Silver Company, Inc., a Subsidiary of the Guarantor, to execute a Subsidiary Guarantee and Subordination Agreement and to grant the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in substantially all of its assets (other than Deposit Accounts) upon execution of the further amendment to the Note Agreement contemplated in the next Recital, and (iii) to require Company and the Guarantor to grant and to cause Oneida Canada Limited to grant the Collateral Agent, for the ratable benefit of certain of the Secured Parties, one or more mortgages on certain of the real property owned by Guarantor or its Subsidiaries in the United States and Canada upon execution of the further amendment to the Note Agreement contemplated in the next Recital.

         E. The Company, the Guarantor and the Purchasers contemplate that, subsequent to the execution of this Amendment, they will enter into discussions regarding, among other things, (i) amending the required levels for the Company's and Guarantor's Consolidated Interest Coverage Ratio and Consolidated Interest Coverage Ratio for periods ending after October 27, 2001 and (ii) possibly reducing the amount of Commitments of the Lenders.

         NOW, THEREFORE, the parties agree as follows:

         8. Definitions. All capitalized terms used in this Amendment which are not otherwise defined shall have the meanings given to those terms in the Note Agreement, except where such terms are amended herein.

         9. Waiver. The Purchasers hereby waive the Events of Default created as a result of the Company's and the Guarantor's failure to comply with Sections 7.12(a) and (b) of the Note Agreement for the Fiscal Quarter ended October 27, 2001. This waiver is limited to the failure to comply with Sections 7.12(a) and
(b) at October 27, 2001 and shall not constitute or be construed as a waiver of any other presently existing or future Events of Default.

         10. Amendment of Note Agreement.

              10.1. The following defined terms are added to Section 5.1 of the Note Agreement:

                   "Amendment No. 1 Effective Date" means the date on which all the conditions to the Waiver and Amendment No. 1 dated as of December 7, 2001 have been satisfied.

                   "Bullet Loan" means the non-revolving Loan under the Credit
              Agreement in the principal amount of $40,000,000 to be made on January 4, 2002.

                   "Mortgages" means one or more mortgages on the Mortgaged
              Property granted to the Collateral Agent, for the ratable benefit of the Purchasers and the Lenders, securing the obligations under the Bullet Loan, the Note Agreement and the 1992 Note Agreement, provided that the Mortgages on Mortgaged Property subject to the payment of New York mortgage recording tax will be limited in amount to the sum of (a) the orderly liquidation value of the Guarantor's main plant and knife plant located in Sherrill, New York, and the Buffalo China, Inc. main plant located in Buffalo, New York, as determined from an appraisal conducted by an independent appraisal firm satisfactory to the Collateral Agent, and (b) the current assessed value of any other such Mortgaged Property determined from the appropriate tax assessment records, as adjusted to full value in the case of any taxing jurisdiction with assessments at less than full value.

                   "Mortgaged Property" means the real property described on
              Schedule I hereto.

              10.2. The definition of the term "Applicable Margin" in Section
         5.1 is amended by deleting such definition in its entirety and inserting in lieu thereof the following:

                   "Applicable Margin" means for any day, with respect to any
              Loans, the Applicable Margin (expressed in terms of basis points

              (bps)) as determined according to the applicable level ("Level") as indicated by the following grid, as set forth in the Credit Agreement as in effect on December 7, 2001 (as such Level may change as described in Section 7.21 hereof), with such Level to be determined on the basis of the Consolidated Leverage Ratio of the Guarantor and its consolidated Subsidiaries as of the last day of each Fiscal Quarter of the Company as reflected on the financial statements for such Fiscal Quarter delivered by the Company and the Guarantor pursuant to Section 6.1:

------------------------------------------------------------------------------------------------------------------
                     Level 1     Level 2    Level 3     Level 4      Level 5    Level 6     Level 7     Level 8
------------------------------------------------------------------------------------------------------------------
Consolidated          <=2.50      <=2.75     <=3.00       <=3.25      <=3.50     <=4.00      <=4.50      >4.50
Leverage Ratio
------------------------------------------------------------------------------------------------------------------
Eurodollar Margin      150.0       175.0      200.0        250.0       300.0      320.0       335.0       350.0
(bps)
------------------------------------------------------------------------------------------------------------------

              provided that, (i) during the period from the Amendment No. 1 Effective Date through and including the date on which the Company and the Guarantor deliver the financial statements under Section
              6.1 for the Fiscal Quarter ended October 27, 2001, the Applicable Margin shall be based on Level 8, and (ii) if the Company and the Guarantor shall have failed to deliver the financial statements required by Section 6.1 when due (without giving effect to any grace period or notice requirement) or there shall have occurred an Event of Default which has not been waived in the manner provided in Section 8.1 hereof, the Applicable Margin shall immediately be adjusted to Level 8 until such time delivery of such financial statements shall have been made or the Event of Default shall have been cured or waived, as the case may be. Each change in the Applicable Margin shall be effective on the first Business Day following delivery of the most recent financial statements pursuant to Section 6.1 subject to the proviso set forth in the preceding sentence.

              10.3. The definition of the term Loan Party in Section 5.01 is amended to read as follows:

                   "Loan Party" means the Guarantor and each Subsidiary of the
              Guarantor which is a party to a Transaction Document, and any other Person which guarantees, or grants a Lien on any of its assets to secure, the obligations under this Agreement, the 1992 Agreement, the Credit Agreement or any of the other Transaction Documents.

              10.4. The definition of the term Transaction Documents in Section
         5.1 is amended to read as follows:

                   "Transaction Documents" means, collectively, this Agreement, the 1992 Note Agreement, the Credit Agreement, any promissory note delivered to a Lender evidencing the Loans, the Subsidiary Guarantees, the Subsidiary Subordination Agreements, the Security Documents, the Mortgages, any agreement between the Company, the

              Guarantor and the Collateral Agent or the Administrative Agent with respect to the payment of fees, any Hedging Agreement entered into with a Lender or an Affiliate of the Lender, the Chase Working Capital Facility, as such term is defined in the Security Agreement, the Scotiabank Metal Line, as such term is defined in the Security Agreement, the LC's, as such term is defined in the Security Agreement, and each other document, agreement or instrument delivered pursuant to the terms of any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time.

              10.5. The following new Section 6.18 is added to the Note
         Agreement:

                   Section 6.18 Additional Collateral. The Company and the
              Guarantor shall use their best efforts to deliver or cause to be delivered to the Collateral Agent the following items on or before February 1, 2002, and in any event shall deliver or cause to be delivered to the Collateral Agent the following items on or before the later of (a) February 23, 2002 or (b) the date that Company, the Guarantor and the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes have entered into an amendment to this Note Agreement amending the Consolidated Interest Coverage Ratio and the Consolidated Leverage Ratio to levels which are mutually satisfactory and which amendment may contain such other terms and conditions as may be required by the
              Purchasers: (i) a Subsidiary Guarantee and Subsidiary Subordination Agreement executed by Kenwood Silver Company, Inc.,
              (ii) instruments in form and substance reasonably satisfactory to the Collateral Agent pursuant to which Kenwood Silver Company, Inc. shall become a party to the Security Documents granting to the Collateral Agent a perfected first priority security interest in or pledge of all of its tangible and intangible assets (other than Deposit Accounts), (iii) Mortgages executed by Guarantor and any Subsidiary owning Mortgaged Property granting the Collateral Agent a mortgage Lien on all Mortgaged Property, (iv) fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to the satisfaction of the Collateral Agent to evidence the form of such policies to be delivered with respect to the Mortgages) in standard ALTA form, issued by a title insurance company satisfactory to the Collateral Agent in an amount not less than the amount of the Mortgages (except as the Collateral Agent may otherwise agree), insuring the Mortgages to create valid Liens on the Mortgaged Property with no exceptions which the Collateral Agent shall not have approved in writing, (v) instrument surveys dated within sixty (60) days of delivery of all Mortgaged Property prepared by land surveyors acceptable to the Collateral Agent showing the courses and distances of all boundaries of the Mortgaged Property and the location of all improvements, fences, driveways, encroachments and easements affecting or appurtenant to the Mortgaged Property, with the surveys certified to the Collateral Agent and the title insurance company, (vi) a report from an independent real estate appraisal firm acceptable to the Collateral Agent certifying to the Collateral Agent the orderly liquidation value of Guarantor's main plant and knife plant in Sherrill, New York and the main plant of Buffalo China, Inc. in Buffalo, New York, (vii) insurance certificates in form satisfactory to the Collateral Agent naming the Collateral Agent a loss payee or mortgagee (as the case may be) with respect to the assets of Kenwood Silver Company, Inc. and the Mortgaged Property, and (viii) such other instruments and documents as the Collateral Agent may reasonably request incidental to any of the foregoing. Provided the Company, the Guarantor and the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes have entered into a mutually acceptable amendment amending the Consolidated Interest Coverage Ratio and the Consolidated Leverage Ratio, the Company and the Guarantor shall deliver or cause to be delivered to the Collateral Agent the foregoing items as and when they become available, including, without limitation, Mortgages on each parcel comprising the Mortgaged Property without the necessity of waiting until the title insurance policies, surveys and other required documents with respect to all Mortgaged Property shall become available.

              10.6. Section 7.1(h) of the Note Agreement is amended to read as follows:

                   (h) Indebtedness of the Guarantor's Subsidiaries which does not exceed, in the aggregate, $25,000,000 outstanding at any time, exclusive of Indebtedness of Subsidiaries listed on Schedule 7.1.

              10.7. Section 7.2 is amended by deleting the word "and" at the end of subparagraph (h), adding the word "and" at the end of subparagraph
         (i), and inserting the following new subparagraph (j) immediately following subparagraph (i):

                   (j) any Lien existing or created on any property or asset of a Subsidiary organized under the laws of Australia, China, Italy or the United Kingdom to secure Indebtedness under working capital lines of credit permitted under Section 7.1.

              10.8. Section 7.14 of the Note Agreement is amended to read as follows:

                   The Guarantor will not, and will not permit any of its
              Material Domestic Subsidiaries to, open or maintain any Deposit Account with a Person other than one of the Lenders unless the Collateral Agent shall have a perfected first priority Lien therein, except that the Guarantor may maintain Deposit Accounts at Oneida Savings Bank solely for payroll purposes.

              10.9. Section 8.1(d) of the Note Agreement is amended to read as follows:

                   (d) Default in the observance or performance of (i) any
              negative covenant under Section 7 or (ii) any covenant under Sections 6.1(i), 6.1(m), 6.10, 6.16, 6.17, 6.18 or 8.7;

         11. Representations and Warranties. The Company and the Guarantor represent and warrant to the Purchasers that the following statements are true, correct and complete:

              11.1. Consolidated Interest Coverage Ratio. The Consolidated Interest Coverage Ratio for the Fiscal Quarter ended October 27, 2001, as reflected on the unaudited financial statements for the Fiscal Quarter then ended required to be delivered pursuant to Section 6.1(a) of the Note Agreement, is 2.04 to 1.00.

              11.2. Consolidated Leverage Ratio. The Consolidated Leverage Ratio for the Fiscal Quarter ended October 27, 2001, as reflected on the unaudited financial statements for the Fiscal Year then ended required to be delivered pursuant to Section 6.1(b) of the Note Agreement, is
         5.42 to 1.0.

              11.3. Representations and Warranties. Each of the representations and warranties made by the Company and the Guarantor in the Note Agreement is true and correct on and as of the date of this Amendment.

              11.4. No Default or Event of Default. No Default or Event of Default has occurred and is continuing except for the Events of Default referenced in Paragraph 2 above.

              11.5. Execution, Delivery and Enforceability. This Amendment has been duly and validly executed and delivered by the Company and the Guarantor and constitutes its legal, valid and binding obligation, enforceable against the Company and the Guarantor in accordance with its terms.

         12. Conditions to Effectiveness of Amendment. This Amendment shall be effective only when and if each of the following conditions is satisfied:

              12.1. Secretary's Certificate. The Purchasers shall have received a certificate executed by the Secretary or Assistant Secretary of the Company and of the Guarantor certifying the due authorization of this Amendment by the Company and the Guarantor, the incumbency of the officer executing this Amendment, and any other legal matters relating to this Amendment, all in form and substance satisfactory to the Purchasers and its counsel.

              12.2. Consent of Guarantors. Each of the Guarantors shall have executed and delivered to the Purchasers the Consent of Guarantors attached to this Amendment.

              12.3. No Default or Event of Default; Accuracy of Representations and Warranties. After giving effect to this Amendment, no Default or Event of Default shall exist and each of the representations and warranties made by the Company or the Guarantor or any of its Subsidiaries herein and in or pursuant to the Loan Documents shall be true and correct in all material respects as if made on and as of the date on which this Amendment becomes effective.

              12.4. Expense Reimbursements. The Company and the Guarantor shall have paid or agreed to pay all invoices presented to the Company and the Guarantor for expenses reimbursement of the Purchasers including but not limited to fees of counsel, pursuant to Section 11.1 of the Note Agreement.

              12.5. Execution by Purchasers. The Purchasers shall have received a counterpart of this Amendment duly executed and delivered by the Company and the Guarantor.

              12.6. Amendment Fee. The Company and the Guarantor shall have paid to the Purchasers a nonrefundable amendment fee equal to .10% of the amount of the principal amount of the Notes outstanding on the effective date of this Amendment of each Purchaser, a counterpart of this Amendment executed by such Purchaser.

              12.7. Credit Agreement. The Purchasers shall have received copies of any waivers and/or amendments waiving or amending the Credit Agreements duly executed by Company, the Guarantor and the Lenders described therein.

         13. Confirmation of Note Agreement. Except as amended by this Amendment, all the provisions of the Note Agreement remain in full force and effect from and after the date hereof, and each of the Company and the Guarantor hereby ratifies and confirms the Note Agreement and each of the documents executed in connection therewith. From and after the date hereof, all references in the Note Agreement to "this Agreement", "hereof", "herein", or similar terms, shall refer to the Note Agreement as amended by this Amendment. Each of the Company and the Guarantor also ratifies and confirms that the Security Documents remain in full force and effect in accordance with their terms and are not impaired or affected by this Amendment.

         14. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually signed counterpart.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

                                  THC SYSTEMS, INC.

                                  By: /s/ GREGG DENNY
                                      ---------------------------------------
                                      Name: Gregg Denny
                                      Title:  Chief Financial Officer

                                  ONEIDA LTD.

                                  By: /s/ GREGG DENNY
                                      ---------------------------------------
                                      Name: Gregg Denny
                                      Title:  Chief Financial Officer

                                  ALLSTATE INSURANCE COMPANY

                                  By: /s/ ROBERT BODETTE
                                      ---------------------------------------
                                      Name:  Robert Bodette

                                  By: /s/ CHARLES D. MIRES
                                      ---------------------------------------
                                      Name:  Charles D. Mires

                                             Authorized Signatories

                                  ALLSTATE LIFE INSURANCE COMPANY

                                  By: /s/ ROBERT BODETTE
                                      ---------------------------------------
                                      Name:  Robert Bodette

                                  By: /s/ CHARLES D. MIRES
                                      ---------------------------------------
                                      Name:  Charles D. Mires

                                             Authorized Signatories

                                  PACIFIC LIFE INSURANCE COMPANY

                                  By: /s/ CATHY SCHWARTZ
                                      ---------------------------------------
                                      Name: Cathy L. Schwartz
                                      Title: Assistant Vice President

                                  By: /s/ DIANE W. DALES
                                      ---------------------------------------
                                      Name: Diane W. Dales
                                      Title: Assistant Secretary

                              CONSENT OF GUARANTORS


         Each of the undersigned is a party to a Subsidiary Guarantee Agreement and is a Guarantor of the obligations of the Company under the Note Agreement referred to in the foregoing Waiver and Amendment No. 1 to the 2001 Amended and Restated Note Agreement. Each of the undersigned Guarantors hereby (a) consents to the foregoing Amendment, (b) acknowledges that, notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and the Subsidiary Guarantee Agreement continues in full force and effect, and (c) ratifies and affirms the terms and provisions of the Subsidiary Guarantee Agreement.

         IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the 7th day of December, 2001.


BUFFALO CHINA, INC.                                  DELCO INTERNATIONAL LTD.


By: /S/ GREGG DENNY                                  By: /S/ GREGG DENNY
    -----------------------                              -----------------------



ENCORE PROMOTIONS, INC.                              SAKURA, INC.


By: /S/ GREGG DENNY                                  By: /S/ GREGG DENNY
    -----------------------                              -----------------------



THC SYSTEMS INC.


By: /S/ GREGG DENNY
    -----------------------

                                   SCHEDULE I

                               Mortgaged Property


         Owner                            Description
         -----                            -----------
         Oneida Ltd.                      Main and Knife Plants
                                          Sherrill, NY

         Oneida Ltd.                      Warehouse
                                          100 Highbridge Rd.
                                          Sherrill, NY

         Oneida Ltd.                      Administration Building
                                          Kenwood Ave.
                                          Oneida, NY

         Oneida Ltd.                      Lewis Pt
                                          Canastota

         Oneida Ltd.                      Golf Course
                                          Oneida/Sherrill, NY

         Buffalo China, Inc.              500 Bailey Avenue
                                          Buffalo, NY

         Oneida Canada Ltd.               8699 Stanley Ave.
                                          Niagara Falls, Ontario